BYLAWS
                                       OF
                        EMPIRE FINANCIAL HOLDING COMPANY
                               (the "Corporation")

                                    ARTICLE I
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                                     OFFICES
                                     -------

         1.1 Registered Office. The registered office of the Corporation shall be located at such place in Florida as the Board of Directors from time to time determines.

         1.2 Other Offices. The Corporation may also have offices or branches at such other places as the Board of Directors from time to time determines or the business of the Corporation requires.

                                   ARTICLE II
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                            MEETINGS OF SHAREHOLDERS
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         2.1 Time and Place. All meetings of the shareholders shall be held at such place and time as the Board of Directors determines.

         2.2 Annual Meetings. An annual meeting of shareholders shall be held for the election of directors at such place, date and time, either within or without the State of Florida, as may be designated by resolution adopted by the Board of Directors.

         2.3 Special Meetings. Special meetings of shareholders may be called, for any purpose, solely by (i) the Corporation's Co-Chairmen of the Board or, if neither of the Co-Chairmen is present or able (or if there is no Chairman), by the Company's Co-Presidents, or (ii) the Corporation's Co-Secretaries or Assistant Secretary pursuant to a resolution (stating the purpose for which the meeting is to be called) adopted by a majority of the Board of Directors.

         2.4 Notice of Meetings. Except as provided in Section 2.5 below (or otherwise specifically required under Florida law), whenever shareholders of the Corporation are required or permitted to take any action at an annual or special meeting, a written notice of the meeting shall be given, not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting, which notice shall state the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Notice of any adjourned meetings is governed by Section 2.7 below.

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         2.5      Notice Requirements for Shareholder Business and Director
                  Nominations.

                  (a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered or transacted by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of meeting with respect to such meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of the notice provided for in this
Section 2.5, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.5.

                           (2) For nomination(s) or other business to be
properly brought before an annual meeting by a shareholder pursuant to clause
(C) of paragraph (a)(1) of this Section 2.5, (1) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such nomination(s) or other business must be a proper matter for shareholder action under the Florida Business Corporation Act, (3) if the shareholder, or the beneficial owner on whose behalf any such nomination or proposal is made, has provided the Corporation with a Solicitation Notice (as that term is defined in subsection (C)(z) of this Section, such shareholder or beneficial owner must, in the case of a proposal relating to business other than a nomination or nominations, have delivered a proxy statement and form of proxy to holders of not less than the minimum number or percentage of the Corporation's voting shares required under applicable law to carry or approve any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a number or percentage of the Corporation's voting shares reasonably believed by such shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the shareholder or beneficial owner proposing such nomination or other business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a shareholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials to shareholders for the preceding year's annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the preceding year's annual meeting of shareholders, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period, or otherwise postpone the time periods, for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the

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Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder, and such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (y) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and
(z) whether either such shareholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a nomination or nominations, a sufficient number of the Corporation's voting shares to elect such nominee or nominees or, in the case of a proposal relating to other business, not less than the minimum number or percentage of the Corporation's voting shares required under applicable law to carry or approve the proposal (an affirmative statement of such intent being referred to herein as a "Solicitation Notice"). The notice requirements set forth in clauses (A), (B) and (C) of the immediately preceding sentence are referred to in this Bylaw as the "Notice Requirements."

                           (3) Notwithstanding anything in the second sentence
of paragraph (a)(2) of this Section 2.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the Anniversary, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                           (4) Only persons nominated for election as a director
of the Corporation at an annual meeting of shareholders in accordance with the procedures set forth in this Section 2.5(a) shall be eligible to serve as directors of the Corporation (if properly elected), and only such business shall be conducted at an annual meeting of shareholders of the Corporation as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5(a). The Chairman of the meeting shall have the power and the duty to determine whether any nomination or any business proposed to be brought before the meeting has been made or brought in accordance with the procedures set forth in this Section 2.5(a) and, if any proposed nomination or business is not in compliance with this Section 2.5(a), to declare that such defective proposed nomination or business shall not be presented for shareholder consideration or action at the meeting and shall be disregarded.

                  (b) Special Meetings of Shareholders. (1) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders, properly called in

                                      -3-
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accordance with these Bylaws and applicable law, at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice as provided in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5. Nominations by shareholders of one or more persons for election to the Board of Directors of the Corporation may be made at such a special meeting of shareholders if the shareholder's notice satisfies the Notice Requirements set forth under subsection (a)(ii) of this Section 2.5 and is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or otherwise postpone the time periods, for the giving of a shareholder's notice as described above.

                           (2) Only persons nominated for election as a director
of the Corporation at a special meeting of shareholders in accordance with the procedures set forth in this Section 2.5(b) shall be eligible to serve as directors of the Corporation (if properly elected), and only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5(b). The Chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before a special meeting has been made or brought in accordance with the procedures set forth in this Section 2.5(b) and, if any proposed nomination or business is not in compliance with this Section 2.5(b), to declare that such defective proposed nomination or business shall not be presented for shareholder consideration or action at the meeting and shall be disregarded.

                  (c) For purposes of this Section 2.5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (d) Notwithstanding the foregoing provisions of this Section 2.5, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in these Bylaws. Nothing in this Section 2.5 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         2.6 List of Shareholders. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment of the meeting. The list shall be arranged alphabetically within each class and series and shall show the address of, and the number of shares registered in the name of, each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place

                                      -4-
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within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list of shareholders or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

         2.7 Quorum; Adjournments; Postponements. (a) Except as otherwise provided by the Florida Business Corporation Act or in the Corporation's Articles of Incorporation or these Bylaws (in each case, in respect of the quorum that shall be required for a specified action or matter), the holders of a majority of the shares of capital stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings (whether annual or special) of the shareholders. The shareholders present in person or represented by proxy at a duly organized meeting may continue to do business until final adjournment of such meeting, whether on the same day or on a later day, notwithstanding the withdrawal of shareholders such that the remaining shareholders constitute less than a quorum.

                  (b) If a meeting cannot be organized because a quorum is not present or represented, or even if a quorum shall be present or represented at any meeting of the shareholders, either the Chairman of the meeting or the holders of a majority of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given by the Corporation to each shareholder of record entitled to vote at the meeting.

                  (c) Any previously scheduled meeting of the shareholders may be postponed, and any special meeting of the shareholders (unless the special meeting was called upon demand of shareholders in accordance with and as expressly permitted under the Florida Business Corporation Act) may be cancelled, by resolution of the Board of Directors upon "public announcement" (as defined in Section 2.5(c) hereof) given prior to the date previously scheduled for such meeting of shareholders. These Bylaws may be amended or repealed, or new Bylaws may be adopted, in any manner not inconsistent with the laws of the State of Florida or the Corporation's Articles of Incorporation: (i) by the Corporation's Board of Directors, pursuant to resolution adopted by a majority to the total number of directors then constituting the Board, or (ii) by the Corporation's shareholders, pursuant to a proposal or resolution approved and adopted by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on the matter.

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         2.8 Vote Requirements. Except as otherwise provided by the Florida
Business Corporation Act or in the Corporation's Articles of Incorporation or these Bylaws (in each case, in respect of the vote that shall be required for a specified action or matter):

                  (a) in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation, present in person or represented by proxy at the meeting, entitled to vote on the subject matter, shall be the act of the shareholders; and

                  (b) in the election of directors, a plurality of the votes of the holders of the shares of capital stock of the Corporation, present in person or represented by proxy at the meeting, entitled to vote on the election of directors, shall be the act of the shareholders in such election.

         2.9 Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.

         2.10 Questions Concerning Elections. The Board of Directors may, in advance of the meeting, or the presiding officer may, at the meeting, appoint one or more inspectors to act at a shareholders' meeting or any adjournment. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

         2.11 Action by Written Consent. (a) Unless otherwise provided in the Corporation's Articles of Incorporation, and subject to the requirements of law and these Bylaws (including the provisions of this Section 2.11), any action required or permitted by law or the Articles of Incorporation to be taken at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present or represented by proxy and voted. Such written consent(s), if properly effected in accordance with this Section 2.11 and applicable law, (i) shall be delivered to the Corporation in accordance with the requirements of the Florida Business Corporation Act, and (ii) shall be filed with the minutes of meetings of shareholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent of shareholders

                                      -6-
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shall be given in accordance with the requirements of law to those shareholders who have not so consented in writing.

                  (b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Florida, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                  (c) In the event of the delivery, in the manner provided by this Section 2.11, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall be authorized to engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 2.11 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and/or the seeking of injunctive relief in such litigation).

                  (d) Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent was delivered in accordance with this Section 2.11, a written consent or consents signed by a sufficient number of

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holders to take such action are delivered to the Corporation in the manner prescribed by this Section 2.11.

                                   ARTICLE III
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                                    DIRECTORS
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         3.1 Number and Residence. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors consisting of not less than two (2) nor more than ten (10) directors, unless a greater or lesser number is fixed by a majority of the total number of directors which the Corporation then has, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Directors need not be shareholders. The Directors shall be elected at the annual meeting of shareholders (or if so determined by the Board of Directors pursuant to Section 2.3 hereof, at a special meeting of shareholders), by such shareholders as have the right to vote at such election.

         3.2 Term of Directors. Except as otherwise provided by statute or these Bylaws, the directors shall be elected at each annual meeting of shareholders of the Corporation.

         3.3 Resignation. A Director may resign by written notice to the Corporation. A Director's resignation is effective upon its receipt by the Corporation or a later time set forth in the notice of resignation.

         3.4 Removal. One or more Directors may be removed with cause by vote of the holders of a majority of the shares entitled to vote at an election of Directors cast at a meeting of the shareholders called for that purpose.

         3.5 Vacancies. During the intervals between annual meetings of shareholders, any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity and any newly created directorships resulting from an increase in the number of Directors may be filled by a majority vote of the Directors then in office, whether or not a quorum. Each Director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each Director chosen to fill a newly created directorship shall hold office until the next election of directors and until his or her successor is elected and qualified.

         3.6 Place of Meetings. The Board of Directors may hold meetings at any location. The location of annual and regular Board of Directors' meetings shall be determined by the Board and the location of special meetings shall be determined by the person calling the meeting.

         3.7 Annual Meetings. Each newly elected Board of Directors may meet promptly after the annual shareholders' meeting for the purposes of electing officers and transacting such other business as may properly come before the meeting. No notice of the annual Directors' meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum is present.

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         3.8 Regular Meetings. Regular meetings of the Board of Directors or
Board committees may be held without notice at such places and times as the Board or committee determines at least 30 days before the date of the meeting.

         3.9 Special Meetings. Special meetings of the Board of Directors may be called by the Co-Chief Executive Officers, and shall be called by the Co-Presidents or Co-Secretaries upon the written request of two Directors, on two days notice to each Director or committee member by mail or 24 hours notice by any other means provided in Section 5.1. The notice must specify the place, date and time of the special meeting, but need not specify the business to be transacted at, nor the purpose of, the meeting. Special meetings of Board committees may be called by the Chairperson of the committee or a majority of committee members pursuant to this Section 3.9.

         3.10 Quorum. At all meetings of the Board or a Board committee, a majority of the Directors then in office, or of members of such committee, constitutes a quorum for transaction of business, unless a higher number is otherwise required. If a quorum is not present at any Board or Board committee meeting, a majority of the Directors present at the meeting may adjourn the meeting to another time and place without notice other than announcement at the meeting. Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting, provided a quorum is present.

         3.11 Voting. The vote of a majority of the members present at any Board or Board committee meeting at which a quorum is present constitutes the action of the Board of Directors or of the Board committee, unless a higher vote is otherwise required.

         3.12 Telephonic Participation. Members of the Board of Directors or any Board committee may participate in a Board or Board committee meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 3.12 constitutes presence in person at such meeting.

         3.13 Action by Written Consent. Any action required or permitted to be taken under authorization voted at a Board or Board committee meeting may be taken without a meeting if, before or after the action, all members of the Board then in office or of the Board committee consent to the action in writing. Such consents shall be filed with the minutes of the proceedings of the Board or committee and shall have the same effect as a vote of the Board or committee for all purposes.

         3.14 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each consisting of one or more Directors. The Board may designate one or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a committee meeting. In the absence or disqualification of a member of a committee, the committee members present and not disqualified from voting, regardless of whether they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. Any committee, to the extent provided in the resolution of the Board, may

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exercise all powers and authority of the Board of Directors in management of the business and affairs of the Corporation, except a committee does not have power or authority to:

                  (a) Amend the Articles of Incorporation.

                  (b) Adopt an agreement of merger or consolidation.

                  (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

                  (d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

                  (e) Amend the Bylaws of the Corporation.

                  (f) Fill vacancies in the Board.

                  (g) Unless the resolution designating the committee or a later Board of Director's resolution expressly so provides, declare a distribution or dividend or authorize the issuance of stock.

         Each committee and its members shall serve at the pleasure of the Board, which may at any time change the members and powers of, or discharge, the committee. Each committee shall keep regular minutes of its meetings and report them to the Board of Directors when required.

         3.15 Special Quorum & Vote Requirements. The Board of Directors of the Corporation shall have the power and authority to prescribe, permit or require special quorum and/or vote requirements for directors (including of the full Board of Directors or of any designated sub-group or committee of the Board of Directors), in connection with any action, determination, authorization and/or approval that the Board of Directors shall deem appropriate and shall designate for such special quorum and/or vote requirements, subject to the provisions of the Florida Business Corporation Act. This power and authority shall include, without limitation, the power and authority to prescribe, permit or require special quorum and/or vote requirements for directors (including, without limitation, special quorum or vote requirements for the full Board of Directors or for any designated sub-group or committee of the Board of Directors), in connection with any action, determination, authorization and/or approval in connection with any share purchase rights, or any agreement embodying or evidencing such share purchase rights, to be authorized and issued by the Corporation. Notwithstanding the foregoing, unless otherwise provided in the Articles of Incorporation (consistent with applicable law), the Board of Directors shall not delegate to any committee or subgroup of the Board of Directors any authorization or approval which, under and in accordance with applicable law, may only be taken by the fully constituted Board of Directors.

         3.16 Compensation. The Board, by affirmative vote of a majority of Directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of Directors for services to the Corporation as directors, officers or members of a Board

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committee. No such payment shall preclude any Director from serving the
Corporation in any other capacity and receiving compensation for such service.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

         4.1 Officers and Agents. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer and/or Chief Financial Officer, and may also elect and designate as officers a Chairman of the Board, a Vice Chairman of the Board and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may also from time to time appoint, or delegate authority to the Corporation's Chief Executive Officer to appoint, such other officers and agents as it deems advisable. Any number of offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers. An officer has such authority and shall perform such duties in the management of the Corporation as provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws, and as generally pertain to their offices, subject to the control of the Board of Directors.

         4.2 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors except to the extent delegated by the Board of Directors to the President of the Company. In the absence of a specific resolution to the contrary, authority regarding compensation for all officers other than the Chairman of the Board, Vice Chairman of the Board, President and Chief Financial Officer shall be deemed delegated to the President.

         4.3 Term. Each officer of the Corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. The election or appointment of an officer does not, by itself, create contract rights.

         4.4 Removal. An officer elected or appointed by the Board of Directors or the President, as the case may be, may be removed by the Board of Directors or the President with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any.

         4.5 Resignation. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

         4.6 Vacancies. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         4.7 Chairman of the Board. The Chairman of the Board, if such office is filled, shall be a Director and shall preside at all shareholders' and Board of Directors' meetings. The Board may elect Co-Chairmen of the Board, who shall act jointly. In the event the Board elects Co-Chairmen of the Board, then all references to the Chairman of the Board in these Bylaws shall mean the Co-Chairmen acting jointly. Both Co-Chairmen are unable to act because of illness or unavailability, then the Co-Chairman able to act shall act as the Chairman of the Board.

         4.8 Chief Executive Officer. The Chairman of the Board, if any, or the President, as designated by the Board, shall be the Chief Executive Officer of the Corporation and shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the Chief Executive Officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Board may appoint Co-Chief Executive Officers who shall act jointly. If no designation of Chief Executive Officer is made, or if there is no Chairman of the Board, the President shall be the Chief Executive Officer. The Chief Executive Officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

         4.9 President. The President shall perform the duties and execute the authority of the Chairman of the Board. If the Chairman of the Board is designated by the Board as the Corporation's Chief Executive Officer, the President shall be the chief operating officer of the Corporation, shall assist the Chairman of the Board in the supervision and management of the business and affairs of the Corporation and, in the absence of the Chairman of the Board, shall preside at all shareholders' and Board of Directors' meetings. The Board may appoint Co-Presidents who shall act jointly. The President may delegate to the officers other than the Chairman of the Board, if any, such of his or her authority and duties at such times and in such manner as he or she deems appropriate.

         4.10 Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Chairman of the Board and President. The Board of Directors or the President, as the case may be, may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. In the absence or disability of the President, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.

         4.11 Secretary. The Secretary shall act under the direction of the Corporation's Chief Executive Officer and President. The Board may appoint Co-Secretaries who shall act jointly. The Secretary shall attend all shareholders' and Board of Directors' meetings, record minutes of the proceedings and maintain the minutes and all documents evidencing corporate action taken by written consent of the shareholders and Board of Directors in the Corporation's minute book. The Secretary shall perform these duties for Board committees when required. The Secretary shall see to it that all notices of shareholders' meetings and special Board of Directors' meetings are duly given in accordance with applicable law, the Articles of Incorporation and these Bylaws. The Secretary shall have custody of the Corporation's seal and, when authorized by the Corporation's Chief Executive Officer, President or the Board of Directors, shall affix the seal to any instrument requiring it and attest such instrument.

         4.12 Treasurer and/or Chief Financial Officer. The Treasurer and/or Chief Financial Officer shall act under the direction of the Corporation's Chief Executive Officer and President. The Treasurer and/or Chief Financial Officer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation's assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Treasurer and/or Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer and/or Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Corporation's Chief Executive Officer, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Corporation's Chief Executive Officer, the President and the Board of Directors (at its regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and/or Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer and/or Chief Financial Officer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.

         4.13 Assistant Vice Presidents, Secretaries and Treasurers. The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall act under the direction of the Corporation's Chief Executive Officer, the President and the officer they assist. In the order of their seniority, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary. The Assistant Treasurer, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer.

         4.14 Execution of Contracts and Instruments. The Board of Directors may designate an officer or agent with authority to execute any contract or other instrument on the Corporation's behalf; the Board may also ratify or confirm any such execution. If the Board authorizes, ratifies or confirms the execution of a contract or instrument without specifying the authorized executing officer or agent, the Corporation's Chief Executive Officer, the President, any Executive Vice President, the Treasurer and/or Chief Financial Officer or Secretary may execute the contract or instrument in the name and on behalf of the Corporation and may affix the corporate seal to such document or instrument.

         4.15 Voting of Shares and Securities of Other Corporations and Entities. Unless the Board of Directors otherwise directs, the Corporation's Chief Executive Officer shall be entitled to vote or designate a proxy to vote all shares and other securities which the Corporation owns in any other corporation or entity.

         4.16 Disagreements between Co-Officers. In the event that the Corporation's Co-Chairmen of the Board, Co-Chief Executive Officers, Co-Presidents, Co-Secretaries or other co-officers are not able to agree upon a particular action to be taken, then the proposed action shall be submitted to the Board of Directors by the co-officers in disagreement, and the Board of Directors shall vote on the proposed action. The co-officers shall be directed to act in the manner approved by majority vote of the Board of Directors.

                                    ARTICLE V
                                    ---------

                          NOTICES AND WAIVERS OF NOTICE
                          -----------------------------

         5.1 Delivery of Notices. All written notices to shareholders, Directors and Board committee members shall be given personally or by mail (registered, certified or other first class mail, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. Written notices to Directors or Board committee members may also be delivered at his or her office on the Corporation's premises, if any, or by overnight carrier, telegram, telex, telecopy, radiogram, cablegram, facsimile, computer transmission or similar form of communication, addressed to the address referred to in the preceding sentence. Notices given pursuant to this Section 5.1 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service. Notice given by overnight carrier shall be deemed "dispatched" at 9:00 a.m. on the day the overnight carrier is reasonably requested to deliver the notice. The Corporation shall have no duty to change the written address of any Director, Board committee member or shareholder unless the Secretary receives written notice of such address change.

         5.2 Waiver of Notice. Whenever notice is required to be given under the Articles of Incorporation, these Bylaws or applicable law, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI
                                   ----------

                  SHARE CERTIFICATES AND SHAREHOLDERS OF RECORD
                  ---------------------------------------------

         6.1 Certificates. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, Vice Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary representing the number of shares registered in certificate form. Any of or all the signatures on the certificate may be by facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         6.2 Lost or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificates theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         6.3 Transfer of Shares. Shares of the Corporation are transferable only on the Corporation's stock ledger upon surrender to the Corporation or its transfer agent of a certificate for the shares, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation requires.

         6.4 Record Date. The Board of Directors may fix, in advance, a date as the record date for determining shareholders for any purpose, including determining shareholders entitled to (a) notice of, and to vote at, any shareholders' meeting or any adjournment of such meeting; or (b) receive payment of a share dividend or distribution or allotment of a right. The record date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action.

         If a record date is not fixed:

                  (a) the record date for determining the shareholders entitled to notice of, or to vote at, a shareholders' meeting shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if no notice is given, the close of business on the day next preceding the date on which the meeting is held; and

                  (b) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating to the action is adopted.

         A determination of shareholders of record entitled to notice of, or to vote at, a shareholders' meeting shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

         Only shareholders of record on the record date shall be entitled to notice of, or to participate in, the action relating to the record date, notwithstanding any transfer of shares on the Corporation's books after the record date. This Section 6.4 shall not affect the rights of a shareholder and the shareholder's transferor or transferee as between themselves.

         Notwithstanding any term or provision of this Section 6.4, the terms and provisions of Section 2.11 of these Bylaws (regarding shareholder action by written consent) shall govern the determination of the record date in connection with any shareholder action taken or effected by written consent.

         6.5 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person's equitable or other claim to interest in such share, regardless of whether it has actual or constructive notice of such claim or interest.

         6.6 Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

                  "THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME."

         6.7 Facsimile Signatures. The signatures of the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

                                   ARTICLE VII
                                   -----------

                                 INDEMNIFICATION
                                 ---------------

         7.1 Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended,
(a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, partnership, joint venture, trust or other enterprise (collectively, "Covered Matters') against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such persons; and (b) pay or reimburse such expenses incurred by such person in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification of Directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.

         7.2 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         7.3 Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

                                  ARTICLE VIII
                                  ------------

                               GENERAL PROVISIONS
                               ------------------

         8.1 Checks and Funds. All checks, drafts or demands for money and notes of the Corporation must be signed by such officer or officers or such other person or persons as the Board of Directors from time to time designates. All funds of the Corporation not otherwise employed shall be deposited or used as the Board of Directors from time to time designates.

         8.2 Fiscal Year. The fiscal year of the Corporation shall end on such date as the Board of Directors from time to time determines.

         8.3 Corporate Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

         8.4 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

         8.5 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transactions by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, of the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IX
                                   ----------

                                   AMENDMENTS
                                   ----------

         These Bylaws may be amended or repealed, or new Bylaws may be adopted, in any manner not inconsistent with the laws of the State of Florida or the Corporation's Articles of Incorporation: (i) by the Corporation's Board of Directors, pursuant to resolution adopted by a majority to the total number of directors then constituting the Board, or (ii) by the Corporation's shareholders, pursuant to a proposal or resolution approved and adopted by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on the matter.

                                    ARTICLE X
                                    ---------

                                 SCOPE OF BYLAWS
                                 ---------------

         These Bylaws govern the regulation and management of the affairs of the Corporation to the extent that they are consistent with applicable law and the Articles of Incorporation; to the extent they are not consistent, applicable law and the Articles of Incorporation shall govern.